EXHIBIT 99.2

               SEARCHHELP APPOINTS BRIAN O'CONNOR TO THE BOARD OF
                 DIRECTORS AND NAMES HIM CHIEF OPERATING OFFICER

BETHPAGE, NY - (BUSINESS WIRE) - June 13, 2005 - SearchHelp, Inc. (OTC: SHLP) is pleased to report that Brian O'Connor has been appointed to SearchHelp's Board of Directors and has been named Chief Operating Officer. In addition, Mr. O'Connor will head marketing and distribution for the Company. As disclosed on June 9th, 2005, SearchHelp concluded the acquisition of E-Top-Pics, Inc., a consumer products' marketing company based in Cambridge, Massachusetts, for 4 million restricted shares of SearchHelp common stock.

William Bozsnyak, SearchHelp's Chairman and CEO said, "The acquisition of E-Top-Pics last week was an integral step to bring marketing opportunities to successfully execute our strategic plan. Brian O'Connor will strengthen our management team as he has a proven track record for success, especially when it comes to marketing and distribution."

"Through the efforts of Mr. O'Connor, we have already signed distribution agreements to sell SearchHelp's Sentry At Home and Sentry Remote software products with four major U.S. distributors. In addition, Mr. O'Connor has formed the basis for SearchHelp to introduce and market new products, through SearchHelp's new E-Top-Pics subsidiary. These new products include distribution agreements to sell Fuji FP-100 film and Fuji INSTAX cameras and film into the commercial market in the United States, a $400 million market, which is mainly dominated by Polaroid. With Fuji Film America as our main supplier, and the experience, knowledge, and position that Mr. O'Connor achieved with his previous employer Polaroid, he conservatively anticipates capturing 10% of this market over the next 18 to 24 months," said Mr. Bozsnyak.

"Brian O'Connor's brings SearchHelp a wealth of knowledge and management experience. His experience at Polaroid will help SearchHelp tremendously in distributing the Fuji products and help drive our top line. As I previously stated, one of the many benefits of acquiring E-Top-Pics is that it opens new opportunities for both organizations to achieve their business objectives," said Mr. Carrizzo, "Mr. O'Connor has already put the marketing and sales infrastructure in place that will to provide many profitable benefits."

ABOUT MR. BRIAN O'CONNOR. Mr. Brian O'Connor founded E-Top-Pics in 2001. Prior to this, Mr. O'Connor was the vice president for North American and Asia Pacific Sales for the Polaroid Corporation from 1989 to 1998. At Polaroid, he was responsible for more than 900 employees in sales and marketing for the entire U.S. business that generated over $1.1 billion in sales. During the past few years he has negotiated several key marketing arrangements which have resulted in successful relationships with key personnel at Fuji Film America, Major League Baseball, and NASCAR. In addition to his tenure at Polaroid and founding E-Top-Pics, Inc., Mr. O'Connor established an international consumer sales group in Asia, Japan, South America, Africa and the Middle East for Polaroid component products. O'Connor currently serves on the board of directors of Dana Farber Cancer Institute and the Jimmy Fund Advisory Council. Formerly, he served on the board of directors of the Carroll School for Dyslexic Children and The New England Sports Museum.

ABOUT SEARCHHELP

SearchHelp Inc. markets a line of consumer imaging products through its wholly owned subsidiary E-Top-Pics and utilizes new and emerging technology to develop consumer products and software services oriented toward improving family safety and well-being. The Company sells two proprietary software products which enable parents to monitor and regulate a child's Internet surfing habits, at home and remotely while the parent is not at home by sending parents timely notification about their child's online activities via email, cell phone alerts and email reports. Additionally, the Company sells consumer imaging products manufactured by leading suppliers.

Statements in this press release or in other SearchHelp communications may relate to future events or SearchHelp's future performance. Such statements are forward-looking statements and are based on present information SearchHelp has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risks and that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that SearchHelp does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. SearchHelp makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995.

Contact:
SearchHelp, Inc.                              Investor Relations Services, Inc.
Bethpage, NY                                  New Smyrna Beach, FL
Joseph Carrizzo, President                    Jerry Larder
516-922-4765                                  386-409-0200


                                       2